Exhibit 5.1

[Letterhead of Clifford Chance]

TK/MJJG/MVDK/55-4005281	29 September 2006

ABN AMRO Holding N.V.
ABN AMRO Bank N.V.
LaSalle Funding LLC

C/o

Gustav Mahlerlaan 10
1082 PP Amsterdam
The Netherlands

ABN AMRO Holding N.V.
ABN AMRO Bank N.V.
and
LaSalle Funding LLC
issue of securities
under US Shelf Registration Statement

1.	DESCRIPTION OF TRANSACTION / SCOPE OF OUR ROLE

1.1	We have acted as special legal counsel (advocaten) in The Netherlands for ABN AMRO Holding N.V. ("Holding") and ABN AMRO Bank N.V. ("Bank" and together with Holding, the "Dutch Issuers"), each of Gustav Mahlerlaan 10, 1082 PP Amsterdam, The Netherlands for the sole purpose of rendering a legal opinion as to certain matters of Netherlands law in connection with the registration statement on Form F-3 (the "Registration Statement"), filed on or about 29 September 2006 with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, for the registration of the sale from time to time of securities (the "Securities") of the Dutch Issuers and LaSalle Funding LLC ("LaSalle"). In relation to the Registration Statement a prospectus (the "Prospectus") has been prepared and any reference herein to the Registration Statement will include the Prospectus.

1.2	We understand that:

(i)	under the Registration Statement, Holding may from time to time issue American depositary shares ("ADSs") each representing one ordinary share in Holding (the "Ordinary Shares"), preference shares in Holding (the "Preference Shares"), junior or senior debt securities (the "Holding Debt Securities"), purchase contracts for the purchase or sale of (a) Holding's securities or securities of third parties, (b) currencies and (c) commodities (the "Purchase Contracts"), warrants to purchase debt securities or equity securities of Holding or securities of third parties or other rights (the "Warrants") and units consisting of one or more Purchase Contracts, Warrants, Holding Debt Securities, Preference Shares, ADSs or any combination of such securities (the "Units", together with the Purchase Contracts and the Warrants, the "Holding Securities") (each as further described in the Prospectus);

(ii)	under the Registration Statement, Bank may from time to time issue junior and senior debt securities (the "Bank Debt Securities") to be fully and unconditionally guaranteed by Holding; and

(iii)	under the Registration Statement, LaSalle may from time to time issue debt securities to be fully and unconditionally guaranteed by the Bank and Holding (the "La Salle Debt Securities");

1.3	We have not been involved in structuring the Registration Statement nor in drafting or negotiating any of the Documents (as defined below) or the Prospectus, save for suggesting changes to the extent necessary for the purposes of this opinion. Accordingly, we assume no responsibility for the adequacy of the Documents or for the appropriateness of any disclosures made in the Prospectus (except to the extent expressly stated otherwise in this opinion).

1.4	Capitalised terms used herein without definition shall, unless the context otherwise requires, have the same meanings ascribed to them in the Documents. Headings in this opinion are for ease of reference only and shall not affect the interpretation hereof.

2.	DOCUMENTS EXAMINED / RELIANCE

2.1	In arriving at the opinions expressed below, we have examined and relied upon the following documents:

(a)	a faxed copy of the articles of association (statuten) of Holding dated 9 June 2005, being the currently effective articles of association according to the extract referred to in (b) below (the “Holding Articles of Association”);

(b)	a faxed copy of an abbreviated extract (beperkt uittreksel) dated 28 July 2006 from the Commercial Register of the Chamber of Commerce in Amsterdam (the “Chamber”) relating to the registration of Holding under number 3322 0369 and confirmed to us by the Chamber by telephone on the time and date hereof to have remained unaltered since such date in all respects material for the purpose of this opinion;

(c)	a faxed copy of the articles of association (statuten) of Bank dated 9 June 2006, being the currently effective articles of association according to the extract referred to in (d) below (the “Bank Articles of Association”);

(d)	a faxed copy of an abbreviated extract (beperkt uittreksel) dated 30 August 2006 from the Chamber relating to the registration of Bank under number 3300 2587 and confirmed to us by the Chamber by telephone on the time and date hereof to have remained unaltered since such date in all respect material for the purpose of this opinion;

(e)	a faxed copy of the power of attorney dated 29 June 2006 granted to the persons mentioned therein (together the “Bank Attorneys”) and signed by at least two members of the Managing Board acting together to represent the Bank with regard to inter alia the execution of the Documents (as defined below) (the “Bank Power of Attorney”);

(f)	a faxed copy of the power of attorney dated 29 June 2006 granted to the persons mentioned therein (together the “Holding Attorneys”) and signed by at least two members of the Managing Board acting together to represent Holding with regard to inter alia the execution of the Documents (as defined below) (the “Holding Power of Attorney” and together with the Bank Power of Attorney referred to as the "Powers of Attorney");

(g)	a form of Senior Indenture of Holding filed as an exhibit to the Registration Statement;

(h)	a form of Subordinated Indenture of Holding filed as an exhibit to the Registration Statement;

(i)	a form of Senior Indenture of Bank filed as an exhibit to the Registration Statement;

(j)	a form of Subordinated Indenture of Bank filed as an exhibit to the Registration Statement;

(k)	a form of Senior Indenture of LaSalle filed as an exhibit to the Registration Statement;

(l)	a form of Subordinated Indenture of LaSalle filed as an exhibit to the Registration Statement;

(m)	the Registration Statement and the Prospectus.

2.2	The documents listed under (g) up to and including (m) above are hereinafter referred to as the “Documents”. The Holding Debt Securities and the Bank Debt Securities are jointly referred to as the "Debt Securities". The Ordinary Shares and the Preference

Shares are jointly referred to as the "Equity Securities". The Debt Securities, the Equity Securities and the Holding Securities are jointly referred to as the "Dutch Securities". Holding, Bank and LaSalle are jointly referred to as the "Issuers".

3.	ASSUMPTIONS

In examining and in describing the documents listed above and in giving this opinion we have, with your permission, assumed:

3.1	the power, capacity (corporate, regulatory and other) and authority of all parties to enter into the Documents, to perform their respective obligations thereunder, the legal capacity (handelingsbekwaamheid) of all individuals who have signed or will sign documents or have given or will give confirmations on which we have expressed reliance (including those individuals acting on the Dutch Issuers' behalf) and that the Documents, the Dutch Securities and all other agreements and documents relating thereto have been or will be (where appropriate) duly authorised, executed and delivered by all parties thereto and create valid and legally binding obligations for all such parties as a matter of applicable law (if other than Netherlands law and the chosen governing law);

3.2	that each party to any of the Documents is duly incorporated and organised, validly existing and in good standing (where such concept is legally relevant to its capacity) under the laws of its jurisdiction of incorporation and of the jurisdiction of its place of business;

3.3	the due compliance with all matters (including without limitation the obtaining of the necessary consents, licences, approvals and authorisations, the making of the necessary filings, lodgments, registrations and notifications and the payment of stamp duties and other taxes) under any law other than that of The Netherlands as may relate to or be required in respect of:

3.3.1	the Documents and any Dutch Securities issued thereunder from time to time (including their creation, issuance and distribution);

3.3.2	any borrowing effected thereunder;

3.3.3	the lawful execution of the Documents;

3.3.4	the parties thereto (including the Dutch Issuers) or other persons affected thereby;

3.3.5	the performance or enforcement of the Documents and the Dutch Securities by or against the parties (including the Dutch Issuers) or such other persons;

3.3.6	the distribution of the Prospectus or any other offer documents from time to time; or

3.3.7	the creation of valid and legally binding obligations of all parties to the Documents and the Dutch Securities (including the Dutch Issuers) enforceable against such parties in accordance with their respective terms;

3.4	that any obligations under the Documents and the Dutch Securities which are to be performed in any jurisdiction outside The Netherlands will not be illegal or contrary to public policy under the laws of such jurisdiction;

3.5	the genuineness of all signatures on all documents or on the originals thereof, the authenticity and completeness of all documents submitted as originals and the conformity of (photo)copy, conformed copy, faxed, electronically scanned or specimen documents to the originals thereof;

3.6	that there are no supplemental terms and conditions agreed between the parties to the Documents or in relation to the Dutch Securities that could affect or qualify our opinion as set out herein;

3.7	that all agreements and other formalities for the issuance of Dutch Securities from time to time under the Registration Statement will be, and that the Documents have been executed and/or authenticated in the form submitted to and examined by us (as referred to hereinabove), and on behalf of (i) Holding either by any two members of its Board of Managing Directors or by a duly appointed representative of Holding and (ii) Bank either by any two members of its Board of Managing Directors or by a duly appointed representative of Bank;

3.8	that under the laws of the State of New York to which they are expressed to be subject, and under all other relevant laws (other than those of The Netherlands):

3.8.1	the Documents constitute and will at all times constitute the valid and legally binding obligations of all parties thereto (including the Dutch Issuers) enforceable against them in accordance with their respective terms;

3.8.2	any Dutch Securities issued by the Dutch Issuers from time to time constitute and will at all times constitute the valid and legally binding obligations of the Dutch Issuers enforceable against them in accordance with their respective terms;

3.8.3	the choice of the laws of the State of New York to govern the Documents and the Debt Securities and the Holding Securities is a valid and binding selection;

3.8.4	the submission by the Dutch Issuers to the jurisdiction of the courts of the State of New York with regard to any actions or proceedings arising our of or relating to the Documents and the Dutch Securities is (in each case as a matter of the laws of the State of New York, by which they are expressed to be governed) valid and binding upon the Dutch Issuers;

and that, without prejudice to our opinion under paragraph 5..3 below, the Netherlands courts will, in giving effect to the choice of law provision of the Documents and the Dutch Securities, apply the laws of the State of New York correctly;

3.9	that the Dutch Securities will be issued, offered and sold materially in the form and in the denominations set out in, on the terms and in accordance with the provisions of the Documents and will not contain any provisions which are contrary to Dutch public policy;

3.10	that the Dutch Issuers will comply with (i) their respective reporting obligations to the Dutch Central Bank (De Nederlandsche Bank N.V., “DNB”) under the Act on the Supervision of the Credit System 1992 (Wet toezicht kredietwezen 1992, “ASCI”) and (ii) all notification and registration requirements of DNB in connection with the issue of and all payments in respect of the Securities and the Documents to or from non- residents of The Netherlands in accordance with the General Reporting Instructions 2003 (Rapportagevoorschriften betalingsbalansrapportages 2003) issued by DNB pursuant to Article 7 of the External Financial Relations Act 1994 (Wet Financiële Betrekkingen Buitenland 1994), although a failure by the Dutch Issuers to perform these formalities will not adversely affect the legality, validity or enforceability of the Documents or the Dutch Securities;

3.11	that none of the Documents, the Prospectus or the Dutch Securities or any of the transactions contemplated thereby (whether individually or seen as a whole) are or will result in a breach of the laws (including, for the avoidance of doubt, the tax laws) of the State of New York or of such other relevant jurisdiction (other than The Netherlands), or are intended to avoid the applicability or the consequences of such laws in a manner that is not permitted thereunder;

3.12	that each issue of Securities under the Registration Statement, each distribution of the Prospectus and any prospectus supplement (whether electronically or otherwise) and all invitations, offers, offer advertisements, publications and other documents, sales and deliveries of Securities (i) in The Netherlands in respect of the Securities that qualify as securities within the meaning EU Directive 2003/71/EC (the "Prospectus Directive") as implemented in The Netherlands) and (ii) in or from The Netherlands in respect of Securities that do not qualify as securities within the meaning of the Prospectus Directive, have been and will continue to be made in accordance with the Securities Market Supervision Act 1995 (Wet toezicht effectenverkeer 1995, "SMSA"), the Act on the Supervision of Investment Institutions (Wet toezicht beleggingsinstellingen) and the Saving Certificates Act (Wet inzake Spaarbewijzen), to the extent applicable;

3.13	that each time when Equity Securities are issued or Holding Securities are issued that give a right to acquire upon issuance any shares in the capital of Holding as contemplated in the Registration Statement:

3.13.1	the authorised share capital (maatschappelijk kapitaal) and the issued share capital (geplaatst kapitaal) of Holding is such that Equity Securities or the relevant shares in Holding's capital can be validly issued;

3.13.2	all resolutions required to be adopted (and any other corporate action required to be taken) by the general meeting of shareholders, the Board of Managing Directors, the Board of Supervisory Directors or any other corporate body of Holding for the valid issue of such Equity Securities or relevant shares in Holding's capital will have been validly passed (and be validly taken) and remain in full force and effect without modification and comply with the requirements of reasonableness and fairness (redelijkheid en billijkheid) under Dutch law;

3.14	that such Equity Securities and any shares in Holding's capital with regard to Holding Securities entitling to such shares will have been or will be issued and duly accepted by the subscribers therefore in accordance with any applicable law and Holding's Articles of Association as in force at the time of issue;

3.15	upon issue of such Equity Securities or any shares in Holding's capital with regard to Holding Securities entitling to such shares, at least a consideration (in cash or in kind) will be paid to Holding on each of such Equity Securities or such shares in Holding's capital with regard to Holding Securities entitling to such shares with a value equal to the nominal amount thereof and any premium agreed upon at the issue thereof in accordance with the laws of The Netherlands;

3.16	any pre-emptive rights in respect of the issue of the Equity Securities or any shares in Holding's capital with regard to Holding Securities entitling to such shares will have been observed or validly executed;

3.17	no Holding Securities will be issued that will give a right to acquire upon issuance any shares in the capital of the Bank;

3.18	that all parties entered into the Documents to which they are expressed to be a party and will be entering into agreements for the issuance of Dutch Securities under the Registration Statement from time to time for bona fide commercial reasons and on arm’s length terms;

3.19	that no stabilisation transactions in respect of the Securities will be carried out in or from The Netherlands;

3.20	that none of the Securities qualify as a game or wager (spel en weddenschap) within the meaning of Section 7A:1811 Civil Code (Burgerlijk Wetboek) and no issue of Securities falls within the scope of the Gaming Act (Wet op de Kansspelen);

3.21	that any dealers offering Securities or distributing the Prospectus, any pricing supplement, or any circulars, offer documents or information relating to the Issuers and/or the Securities in or from The Netherlands (whether electronically or otherwise) will be licensed or exempt pursuant to Articles 7 and 10 inclusively of the Securities Market Supervision Act 1995 (Wet toezicht effectenverkeer 1995, "SMSA"); and

3.22	that there is no works council (ondernemingsraad) and Dutch central works council (centrale ondernemingsraad) with jurisdiction over the transactions as envisaged by the Documents and in relation to the issuance of the Dutch Securities.

4.	SCOPE OF OUR REVIEW / MATTER EXCLUDED

4.1	The Documents and the issue and offering of the Dutch Securities are expressed to be governed by the laws of the State of New York. As Dutch lawyers we are not qualified to assess the meaning and consequences of the terms of the Documents and the Dutch Securities under the laws of the State of New York and we have made no investigation into such laws as a basis for the opinion expressed hereinafter and do not express or imply any opinion thereon. Accordingly, our review of the Documents and the Dutch Securities has been limited to the terms thereof as they appear on the face thereof, without reference to the general body of the laws of the State of New York incorporated into or made applicable to the Documents and the Dutch Securities by the choice of law clause contained therein.

4.2	We express no opinion:

4.2.1	as to any law other than the laws of The Netherlands in force as at the date hereof as applied and interpreted according to present published case-law of The Netherlands courts, administrative rulings, notices from and communications with DNB, the Ministry of Finance and the Authority for the Financial Markets (Autoriteit Financiële Markten) and authoritative literature;

4.2.2	even though the Registration Statement contemplates the issuance of Securities after the date hereof, that the future or continued performance of any of the Dutch Issuers' obligations under or the consummation of the transactions contemplated by the Documents and the Securities will not contravene such laws, application or interpretation if altered in the future;

4.2.3	except as explicitly stated below, on international law, including (without limitation) the rules of or promulgated under or by any bi- or multi-lateral treaty or treaty organisation (unless implemented into the laws of The Netherlands) or on any anti-trust, data protection, insider dealing, market abuse or competition laws;

4.2.4	on the tax laws of The Netherlands;

4.2.5	as to any right attaching to a Holding Security and entitling a holder to convert or exchange it into or for any other security, commodity or asset or as to such other security, commodity or asset itself;

4.2.6	with regard to the effect of any systems of law (other than the laws of The Netherlands) even in cases where, under Netherlands law, any foreign law falls to be applied and we assume that any applicable law (other than Netherlands law) would not affect or qualify our opinion as set out below; or

4.2.7	on any commercial, accounting or other non-legal matter or on the ability of the Dutch Issuers to meet their financial or other obligations under the Dutch Securities and the Documents.

4.3	Within the framework of the Registration Statement a wide variety of Securities can be issued, to which special considerations may apply. For this opinion we have not considered the terms of all possible Securities that may be issued under the Registration Statement and consequently no opinion is expressed in relation to the binding nature and enforceability of any specific terms of such Securities.

4.4	We have not been concerned with investigating or verifying the accuracy of any facts, representations or warranties set out in any of the Registration Statement and the Documents (with the exception of those matters on which we have specifically and expressly given our opinion). To the extent that the accuracy of such facts, representations and warranties not so investigated or verified and of any facts stated in any of the other documents listed above (or orally confirmed) is relevant to the contents of this opinion, we have assumed, with your permission, that such facts, representations and warranties were true and accurate when made and remain true and accurate.

4.5	Other than to review the documents listed above, we have not examined any contracts, instruments or other documents entered into by or affecting the Dutch Issuers or any of their corporate records and, although we have made the enquiries referred to in paragraphs 2.1(b) and 2.1(d) above, we have not undertaken any factual investigations or made any other enquiries or searches concerning the Dutch Issuers and we have otherwise assumed that:

4.5.1	no effective resolution has been passed approving a voluntary winding-up, a statutory merger (juridische fusie) or a de-merger (splitsing) of the Dutch Issuers (where, in either of the latter two cases, the Dutch Issuers would be the disappearing entity);

4.5.2	no petition has been presented to, and no order has been made by, a court for the bankruptcy (faillissement), dissolution (ontbinding en vereffening) of the Dutch Issuers or for any special measures (bijzondere voorzieningen) to be imposed in respect of the Dutch Issuers within the meaning of Chapter X of the ASCI ("Special Measures"); and

4.5.3	no receiver, trustee, administrator or similar officer has been appointed in respect of the Dutch Issuers or any of their respective assets.

4.6	Where an assumption is stated to be made in this opinion, we have not made any investigation with respect to the matters that are the subject of such assumption and we express no view as to such matters.

5.	OPINION

Based upon and subject to the foregoing and to the further qualifications set out below and subject to any factual matters, documents or events not disclosed to us by the parties concerned, having regard to such legal considerations as we deem relevant, we are of the opinion that:

5.1	Execution and validity

5.1.1	When any Debt Securities are duly executed on behalf of each of the Dutch Issuers by the manual or facsimile signature of any two of the members of their Board of Managing Directors and completed, authenticated, delivered and paid for in accordance with the terms of the Documents, such Debt Securities will constitute the valid and legally binding obligations of the relevant Dutch Issuer enforceable against it in accordance with their respective terms.

5.1.2	When any Equity Securities are issued as contemplated in accordance with the assumptions above (in particular assumptions 3.13 up to and including 3.16), such Equity Securities have been duly authorised and validly issued by Holding in accordance with the Holding Articles of Association and the laws of The Netherlands and will, upon issue, have been fully paid up and be non- assessable.

5.1.3	When any Holding Securities are issued as contemplated in accordance with the assumptions above (in particular assumptions 3.13 up to and including 3.16) and are duly executed on behalf of Holding by the manual or facsimile signature of any two of the members of its Board of Managing Directors and completed, authenticated, delivered and paid for in accordance with the terms of the Documents, such Holding Securities have been duly authorised and validly issued by Holding in accordance with the Holding Articles of Association and the laws of The Netherlands and will constitute the valid and legally binding obligations of Holding enforceable against it in accordance with their respective terms.

5.1.4	The Documents have been duly executed by the Bank and Holding and the Documents constitute and will constitute their valid and legally binding obligations, enforceable against them in accordance with their respective terms.

5.2	Choice of Law

5.2.1	The courts of The Netherlands will observe and give effect to the choice of the laws of the State of New York as the law governing the Debt Securities and the Holding Securities in any proceedings in relation to such documents and the laws of the State of New York would accordingly be applied by the Dutch courts if the Debt Securities or the Holding Securities or any claim thereunder comes under their jurisdiction upon proper proof of the relevant provision of the laws of the State of New York.

5.2.2	When applying the laws of the State of New York as the law governing the Debt Securities and the Holding Securities the courts of competent jurisdiction of The Netherlands, if any, by virtue of the 1980 Rome Convention on the Law Applicable to Contractual Obligations (the “Rome Convention”):

(A)	may give effect to the mandatory rules of law of another jurisdiction with which the situation has a close connection, if and insofar as, under the law of the latter jurisdiction, those rules must be applied whatever the law applicable to the Debt Securities and the Holding Securities (article 7(1) of the Rome Convention);

(B)	will apply the law of The Netherlands in a situation where it is mandatory irrespective of the law otherwise applicable to the Debt Securities and the Holding Securities (article 7(2) of the Rome Convention);

(C)	may refuse to apply the laws of the State of New York if such application is manifestly incompatible with the public policy of The Netherlands (article 16 of the Rome Convention); and

(D)	shall have regard to the law of the country in which performance takes place in relation to the manner of performance and the steps to be taken in the event of defective performance (article 10(2) of the Rome Convention).

5.3	Submission to Jurisdiction

5.3.1	The submission by the Dutch Issuers to the non-exclusive jurisdiction of the courts of the State of New York in respect of any proceedings arising out of or in relation to the Documents, the Debt Securities and the Holding Securities is valid and legally binding upon the Dutch Issuers and not subject to unilateral revocation.

5.3.2	However, because of the non-exclusive nature of the jurisdiction clause a Netherlands court may assume jurisdiction on the basis of the general provisions of the Judgments Regulation (as defined below) or, if the Judgments Regulation does not apply, of Netherlands domestic rules on international jurisdiction.

5.3.3	Furthermore, a competent court in The Netherlands may assume jurisdiction (i) if the defendant enters an appearance and does not contest the jurisdiction prior to defences relating to the merits and, in the event that Council Regulation (EC) No. 44/2001 on Jurisdiction and the Enforcement and Judgments in Civil and Commercial matters of 22 December 2000 (as amended) (the “Judgments Regulation”) does not apply, there is a reasonable ground for jurisdiction of such Netherlands court; (ii) pursuant to Article 254 Dutch Code of Civil Procedure (Wetboek van Burgerlijke Rechtsvordering) in urgent matters, when, in view of the interests of the parties, provisional measures are required or (iii) in the context of an attachment against the Dutch Issuers or any of their respective assets.

5.4	Enforceability of New York Judgments in The Netherlands

5.4.1	In the absence of an applicable treaty or convention providing for the recognition and enforcement of judgements in civil and commercial matters which is binding in The Netherlands, a judgement rendered by a foreign court against the Dutch Issuers in an action instituted in the manner contemplated by the relevant instrument based on one or more of the Documents will not be recognised and enforced by the courts of The Netherlands. In order to obtain a judgement that is enforceable against the Dutch Issuers, it will be necessary to relitigate the matter before the competent court of The Netherlands and to submit the judgement rendered by the foreign court in the course of such proceedings, in which case the Netherlands courts may give such effect to the foreign judgement as it deems appropriate

5.4.2	There are no treaties between The Netherlands and the United States of America on the recognition and enforcement of civil or commercial judgements. However, according to current practice, based upon case law, Netherlands courts will in all probability recognise, give “res juridicata” to and render a judgement in accordance with a foreign judgement if and to the extent that the following conditions are met:

(i)	the foreign court rendering the judgement has jurisdiction over the matter on internationally accepted grounds (e.g. if the parties have agreed, for example in a contract, to submit their disputes to the foreign court) and has conducted the proceedings in accordance with generally accepted principles of fair trial (e.g. after proper service of process);

(ii)	the foreign judgement is final and definitive; and

(iii)	such recognition is not in conflict with Netherlands policy (i.e. a fundamental principle of Netherlands law) or an existing Netherlands judgement.

6.	QUALIFICATIONS

The opinion expressed above is subject to the following qualifications:

6.1	the terms "enforceable", "legal", "valid", "binding" (or any combination thereof) where used above, mean that the obligations assumed by the relevant party under the relevant document are of a type which Netherlands law generally recognises and enforces; they do not mean that these obligations will necessarily be enforced in all circumstances in accordance with their terms; in particular, enforcement before the courts of The Netherlands will in any event be subject to:

(i)	the degree to which the relevant obligations are enforceable under their governing law (if other than Netherlands law) and the availability under such law of defences such as, without limitation, set-off (unless validly waived), fraud, duress, misrepresentation, undue influence, unforeseen circumstances, force majeure, error, abatement and counter-claim;

(ii)	the nature of the remedies available in such courts (and nothing in this opinion must be taken as indicating that specific performance or injunctive relief would be available as remedies for the enforcement of such obligations);

(iii)	the acceptance by such courts of jurisdiction and the power of such courts to stay proceedings if concurrent proceedings are being brought elsewhere;

(iv)	prescription or limitation periods (within which suits, actions or proceedings must be brought); and

(v)	sanctions implemented or effective in The Netherlands under the Sanction Act 1977 (Sanctiewet 1977), the Economic Offences Act (Wet Economische Delicten), the Import and Export Act (In- en Uitvoerwet) or the ASCI;

in addition, our opinion is subject to and limited by the provisions of any applicable bankruptcy, insolvency, moratorium and other similar laws of general application (including the imposition of Special Measures) relating to or affecting generally the enforcement of creditors' rights and remedies from time to time in effect (including the doctrine of voidable preference within the meaning of Section 3:45 of the Netherlands Civil Code and/or Section 42 et.seq. of the Netherlands Bankruptcy Act) and any emergency measures that may be taken by the Dutch Government under the Dutch Financial Relations Emergency Act (Noodwet Financieel Verkeer);

6.2	any enforcement of the Dutch Securities in The Netherlands will be subject to the rules of civil procedure as applied by the courts of The Netherlands; such courts have powers to mitigate amounts due in respect of litigation or collection costs, and, if so requested, to make an award in a foreign currency; enforcement of a judgement for a sum of money expressed in foreign currency against the Dutch Issuers' assets located in The Netherlands would be executed, however, in terms of Euros and the applicable rate of exchange would be that prevailing on the date of payment; service of process for any proceedings before the courts of The Netherlands must be performed in accordance with Netherlands laws of civil procedure; the taking of concurrent proceedings in more than one jurisdiction in which the Judgments Regulation and the rules and regulations promulgated pursuant thereto or on the basis of and subject to the limitations imposed by Council Regulation (EC) No. 805/2004 on the European Enforcement Order of 21 April 2004 (as amended) and the rules and regulations promulgated pursuant thereto is applicable may - notwithstanding the terms of the Dutch Securities - be precluded by one of the provisions of Section 9 (Related Actions) of that Regulation; as regards jurisdiction generally, the courts of The Netherlands have the power to stay proceedings if concurrent proceedings are being brought elsewhere; finally, the ability of any party to assume control over another party's proceedings before the courts of The Netherlands may be limited by Dutch rules of civil procedure;

6.3	to the extent that the laws of The Netherlands are applicable:

(a)	the provision that the holder of a Debt Security will be treated as its absolute owner may not be enforceable under all circumstances;

(b)	title to a Debt Security would pass upon delivery (levering within the meaning of Dutch law) thereof, provided that :

(i)	the transferor is the owner of the Debt Security with power to pass on title (beschikkingsbevoegdheid) or may reasonably be held by the transferee to be the owner;

(ii)	the transfer is made pursuant to a valid agreement of transfer (geldige titel);

the courts of The Netherlands may apply the laws of another jurisdiction, if questions of title to a Debt Security are submitted to them;

6.4	the concept of "delivery" of a document is not known or required under the laws of The Netherlands to render a document valid, legally binding and enforceable;

6.5	Netherlands substantive law does not have a concept or doctrine identical to the Anglo- American concept of “trust”; nevertheless any trust validly created under its governing law by the Dutch Securities will be recognised by the courts of The Netherlands in accordance with, and subject to the limitations of, the rules of The Hague Convention on the Law Applicable to Trusts and on their Recognition;

6.6	all powers of attorney (volmachten) and mandates (lastgeving) (including, but not limited to, powers of attorney and mandates expressed to be irrevocable) granted and all appointments of agents made by the Dutch Issuers, explicitly or by implication

6.6.1	will terminate by law and without notice upon a Dutch Issuer’s bankruptcy (faillissement) and will become ineffective in case Special Measures are imposed on the Dutch Issuers; and,

6.6.2	if the laws of The Netherlands are applicable, may be capable of being revoked by the Dutch Issuers,

6.7	nothing in this opinion is to be read as a statement that all the procedures of US federal courts (such as, without limitation, the compulsion of witnesses by subpoena) will be available against the Dutch Issuers;

6.8	in the event that Dutch Securities are executed on behalf of the Dutch Issuers by use of facsimile signatures:

6.8.1	the Dutch Issuers should approve such use of the relevant signatures and evidence of the Dutch Issuers' approval may be required for the enforcement of the Dutch Securities in The Netherlands; if any of the Dutch Securities were executed by attaching thereto or printing thereon the facsimile signature of any person who does not hold office with the issue date of such Dutch Securities, or if such Dutch Securities are issued on a date on which the person whose signature is attached thereto or printed thereon no longer holds office, it may be necessary for the enforcement of such Dutch Securities against the Dutch Issuers in The Netherlands that the holder of such Dutch Securities shall present both such Dutch Securities and evidence of the Dutch Issuers' approval to the Netherlands courts; and

6.8.2	this will only be binding on the Dutch Issuers (provided such facsimile shows the signatory or signatories mentioned in paragraph 5.1.1 above), if such facsimile signature(s) is or are printed or duplicated on such Dutch Securities by a person or entity duly authorised on behalf of the Dutch Issuers and provided that any power of attorney or mandate granted by the Dutch Issuers in connection with the dating, authentication, effectuation (if applicable), completion and issue of such Dutch Securities has not terminated as set out in paragraph 6.6 above;

6.9	it is our understanding that "non-assessable" (as used in opinion paragraph 5.1.2 above) means that the holder of a security which is non-assessable has no further obligation to pay up any amounts to the issuer of such security;

6.10	we have not verified that the Dutch Issuers are in compliance with their respective obligations under the ASCI, nor have we verified that their execution of the Documents to which they are expressed to be a party or the issue of Dutch Securities or their respective performance of any of the transactions contemplated thereby do not breach or infringe the ASCI or any of the regulations, directives or guidelines issued pursuant to the ASCS and applicable to the Dutch Issuers, and we express no opinion on such matters herein; and

6.11	in issuing this opinion we do not assume any obligation to notify or to inform you of any development subsequent to its date that might render its contents untrue or inaccurate in whole or in part at such time.

7.	RELIANCE

This opinion:

7.1	expresses and describes Netherlands legal concepts in English and not in their original Dutch terms; consequently, this opinion is issued and may only be relied upon on the express condition that it shall be governed by and that all words and expressions used herein shall be construed and interpreted in accordance with the laws of The Netherlands;

7.2	speaks as of 10.00 hours Netherlands time on the date stated above;

7.3	is addressed to you and is solely for your benefit and may not be relied upon by any other person; and

7.4	is strictly limited to the matters set forth herein and no opinion may be inferred or implied beyond that expressly stated herein.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our name under the caption "Legal Matters" in the Prospectus. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

Yours faithfully,

/s/ C.J. Kothe

C.J. Kothe
Clifford Chance
Limited Liability Partnership